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                                                                  EXHIBIT 23.4

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Non-Officer Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated June 23, 1999, with respect to the consolidated financial statements of Radwiz Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K dated November 22, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Luboshitz Kasierer
                                        Member Firm of Arthur Andersen

Tel-Aviv, Israel
December 22, 1999